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                                                                    EXHIBIT 10.6



                              EMPLOYMENT AGREEMENT



                                CORPORATE OFFICES

         110 E. Wilson Bridge Road, Suite 150 - Worthington, Ohio 43085 614-848-3995 - FAX 614-848-8702 - National Toll Free Phone 1-800-962-2758
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                                TABLE OF CONTENTS

         Employment Agreement                                              Page

1.       Terms and Conditions                                                 2
2.       Term of Agreement                                                    2
3.       Authority and Territory                                              2
4.       Limitation of Authority                                              2
5.       Duties and Responsibilities                                          3
6.       Expenses                                                             3
7.       Settlement with Company                                              3
8.       Records                                                              3
9.       Compensation                                                         3
10.      Termination                                                          4
11.      Non Competition and Non Solicit                                      5
12.      Assignment                                                           6
13.      Indemnification and Hold Harmless                                    6
14.      Employee Capacity                                                    6
15.      Governing Law                                                        7
16.      Severability                                                         7
17.      Jurisdiction and Venue                                               7
18.      Complete Agreement                                                   7
19.      Notices                                                              7
20.      Successors                                                           7
21.      Non Waiver                                                           8
22.      Validity                                                             8
         Signature Page                                                       9

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                              EMPLOYMENT AGREEMENT

This Employment Agreement was executed by and between TEAM America Corporation, an Ohio Corporation hereinafter called the Company, and Kevin T. Costello, hereinafter called the Employee.

The Employee, in consideration of the foregoing appointment, and in exchange for the compensation provided by the Company, agrees to the terms, conditions, and stipulations contained herein as follows:

1.       TERMS AND CONDITIONS

The Company hereby employs the Employee and the Employee hereby accepts employment by the Company.

2.       TERM OF AGREEMENT

The term of this Employment Agreement with the Company under this Agreement shall be for the period beginning on the date of this Agreement and ending upon the occurrence of any term in clause 10 of this Agreement.

3.       AUTHORITY AND TERRITORY

The Employee shall have authority, subject to the Company's rules and practices and subject to the duties and responsibilities, within the nonexclusive territory in which the Company is operating in common with others holding employment agreements with the Company.

4.       LIMITATIONS OF AUTHORITY

The Employee shall have no authority on behalf of the Company to do any of the following:

A.       make, alter or change any contract;

B. incur any indebtedness or liability, expend or contract for the expenditure of the funds of the Company, except as expressly authorized in writing;

C. extend the time for payment of any service fees, or pre-payments, or accept any notes for payment of service fees or pre-payments;

D. collect or receive any service fees after the initial collection of any enrollment fees or in such event, any pre-payment fees, except as expressly authorized by the Company.

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E.       waive or modify any terms, conditions, or limitations of any contract;

F. adjust or settle any claim or commit the Company with respect thereto except as specifically directed by the Company in writing;

G. issue or circulate any advertisement or literature unless the same shall have been first approved in writing by the Company;

H. possess or exercise any authority on behalf of the Company other than expressly conferred by this contract;

I. enter into any legal proceedings in connection with any matter pertaining to the Company's business without the prior consent of the Company; and


5.       DUTIES AND RESPONSIBILITIES

The Employee shall devote their full business time, attention, energy and skills to the business of the Company. The Employee shall acquire and receive training on the business of the Company as required by the Company and strive to achieve knowledge of all aspects of the Company's business. Further, the Employee shall conduct himself in a businesslike and professional manner in all contacts with clients of the Company. The Employee shall comply with all Policies and Procedures as set forth in the Company's Employee Handbook as well as other Policies and Procedures as may from time to time be developed and those found in the Duties and Responsibilities Schedules attached to this agreement and made a part hereto.

6.       EXPENSES

The Company shall not be responsible for expenses incurred by the Employee, except those specifically approved by the Company.

7.       SETTLEMENT WITH COMPANY

All monies received by the Employee for or on behalf of the Company shall be securely held by the Employee as a fiduciary and shall not be used for any other purpose.

8.       RECORDS

The Employee shall keep full and accurate records of the business transacted by the Employee under this Agreement and shall forward to the Company such reports of said business as the Company may prescribe because the records are the property of the Company. The Company shall have the right to examine such records at any time and place, and to make copies of such records as it may deem necessary.

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9.       COMPENSATION

The Company shall pay the Employee, as full compensation for the Employee's services, a salary. In addition, the Employee shall be entitled to such fringe benefits and prerequisites as may be provided generally for the Company's personnel pursuant to policies established from time to time by the Company. Except as otherwise specified, payment of salary or other compensation will be made at such times and in such manner as the Company considers appropriate for the efficient administration of this Agreement. The Company may, in its discretion, increase or reduce such compensation from time-to-time. Such compensation shall be payable to the Employee as follows:

A.       Salary

         The Employee, Kevin T. Costello, shall receive compensation of a salary of $500 per week during the term of this agreement, subject to the conditions mentioned above.

10.      TERMINATION

a.       BY NOTICE:

         This Agreement may be terminated, with or without cause, either by the Company or by the Employee upon written notice of 14 days to the other party and in accordance with the Notice Section of this Agreement. This right of termination is not restricted by the notice provisions for termination reasons stated below as follows:

b.       BY CAUSE:

         The Company may terminate this Agreement immediately for cause upon written notice to the Employee for the occurrence of any of the following events if:

         1. the Employee fails to perform his duties and responsibilities in connection with the Company's business in accordance with the policies, programs, procedures, rules, regulations, and directives established from time to time by the Company its officers or directors, and does not correct such failure immediately after notice by the Company to do so, or having so corrected any such failure, fails to so perform at any time in the future (without the requirements of any additional notice from the Company); or

         2. the Employee fails to fully perform and observe all obligations and conditions to be observed by them under this Agreement or any other agreement with the Company and does not correct such failure immediately after notice by the Company to do so, or having so corrected

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                  any such failure, fails to perform and observe all such
                  obligations and conditions at any time in the future (without the requirement of any additional notice from the Company); or

         3. the Employee violates any laws of the state of jurisdiction applicable; or

         4. the Employee at anytime commits any fraud in connection with any business of the Company or is convicted of any fraud or violation of any laws of the state of jurisdiction applicable in a related business to the Company; or

         5. the Employee in the opinion of the Company, so conducts themselves as to injure the Company's standing or good name in the community or elsewhere where the Company might be operating or could operate in the future; or

         6. the Employee encourages any other employee(s), agent(s), representative(s), or sub-agents of the Company, or any client(s) of the Company to leave its service; or

         7. the Employee violated any part of Section 11 of this Agreement during the term of this Agreement; or

         8. the Employee commits any other cause such as employee dishonesty, conflict of interest, willful insubordination, or neglect of duty; and then,

         in any or all such events, any and all claims to any compensation that might otherwise then be due or thereafter become due under the terms of this Agreement or any other agreement with the Company, will become forfeited and void, at the Company's option, without further notice to the Employee.

c.       BY DISABILITY

         The Company may also terminate this Agreement pursuant to the provisions of the Company's employee handbook with ten (10) days written notice in the event of the Employee's long term disability, if in the opinion of the Company the Employee becomes physically or mentally disqualified from performing the services required by the terms of this Agreement or any other agreement with the Company.

d.       BY DEATH

         If the Employee is an individual, then the death of the Employee will automatically terminate this Agreement or any other agreement with the Company.

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f.       BY RETIREMENT

         The retirement of the Employee shall automatically terminate this Agreement or any other agreement with the Company,

11.      NON COMPETITION AND NON SOLICIT

The Employee, Kevin T. Costello, in consideration of their appointment, and in exchange for the compensation provided by the company at the time of such appointment, and for additional compensation provided at the signing of this agreement in the form of $25.00 Signing Bonus, the Employee agrees not to compete with the Company according to the following terms, conditions and stipulations;

a. During the term of the Employment Agreement with the Company, pursuant to this Agreement or otherwise, and for a period of (1) one year immediately after termination of such Agreement, the Employee shall not directly or indirectly engage in or participate in any business similar to the business of the Company or its subsidiaries within any metropolitan area where the Employee was employed the Company.

b. During the term of this Employment Agreement with the Company, pursuant to this Agreement or otherwise, and for a period of (1) one year immediately after termination of such Agreement, the Employee shall not directly or indirectly solicit or sell the same or similar services or products as then provided by the Company or its subsidiaries, to or solicit, any present customers or accounts of the Company or its subsidiaries or persons or businesses which were customers or accounts of the Company or its subsidiaries within two (2) years preceding the termination of their Agreement within any metropolitan area where the Employee was employed the Company.

c. In the event of any violation or attempted violation of this section, the Company shall be entitled to a temporary restraining order and other temporary or permanent injunctive relief, in addition to any other rights or remedies which may then be available to it. Further, the parties agree that if the Employee violates Section 11 of this Agreement, the Employee shall be responsible for all attorney fees and court costs incurred by the Company to enforce its rights under this
         Article 11. In the event a court of competent jurisdiction determines this section to be unenforceable or contrary to law in whole or in part, then the Company's rights under this section shall be the maximum rights allowed by law and the scope of this section shall be judicially modified to reflect the Company's maximum rights under this section.

d. The Employee understands the reason for this provision, in addition to the obvious harm caused to the company, is that the employees of client companies

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         can be severely injured financially and otherwise through the termination of their employment by cancellation of the client's contract with the Company. Those injuries can be, but are not limited to, failure to achieve vesting and forfeiture of monies accrued in the Company's 401 (k) retirement plan, loss of seniority, loss of medical, dental, vision and prescription card coverage under which the employee may not be able to recapture deductibles and co-payments, as well as C.O.B.R.A. coverage, the loss of store discounts and forfeiture of education assistance to which the employee may be in the middle of receiving, loss of tax advantages achieved through the Company's tax qualified Section 125 and 129 Plans including the possible taxation of Day Care on the part of the employee's dependents and taxation of the employee's health plans through termination of their employment. Also, the Agent understands that the clients of the Company can be injured financially and otherwise through the termination of the contract with the Company including, but not limited to, new FICA, FUTA and SUI taxes, which must be paid over again on the part of the client, that maximums may be reached on during the year, the possibility of higher insurance rates and/or unavailability of a guaranteed issue, or no loss, no gain coverage for their employees, loss of retirement benefits and health benefits and tax advantages.

12.      ASSIGNMENT

Any assignment of this Agreement or of any of the benefits to accrue hereunder, in whole or in part, without the prior written consent of the Company, shall be void and of no effect whatsoever, and shall vest no rights in the assignee. This limitation includes absolute assignments and assignments as collateral security.

13.      INDEMNIFICATION AND HOLD HARMLESS

The Employee shall indemnify and save the Company harmless from any and all expenses, costs, causes of action, and damages resulting from or growing out of unauthorized acts or transactions of the Employee, and shall furnish the Company with an indemnity bond upon request. Further, the employee shall be responsible for all attorney fees and court costs incurred by the Company to enforce any of its rights under this Agreement or any other agreement.

14.      EMPLOYEE'S CAPACITY

The Employee represents to the Company that he has the capacity and right to enter into this Agreement, to perform all his services and other obligations under this Agreement without any restriction whatsoever by any other agreement, document, restrictive covenant or other restriction.


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15.      GOVERNING LAW

This Agreement has been negotiated and executed exclusively in the State of Ohio. All questions concerning the validity or intention of this Agreement and all questions relating to performance herein shall be resolved under the laws of the State of Ohio.

16.      SEVERABILITY

The intention of the parties to this Agreement is to comply fully with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines that it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, this holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

17.      JURISDICTION AND VENUE

The parties to this Agreement hereby designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and venue for any actions or proceedings relating to this Agreement; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

18.      COMPLETE AGREEMENT

This document contains the entire Agreement between the parties and supersedes any prior discussions, negotiations, representations, or agreements between them relating to this Agreement with the Employee. No additions or other changes to this Agreement shall be made or binding on either party unless made in writing and signed by either party to this Agreement.

19.      NOTICES

Any notice or other communication required or desired to be given to any party under this Agreement shall be in writing and shall be deemed given when (a) delivered personally to the party; or (b) deposited in the United States mail, first-class postage prepaid, addressed to that party at its last known address.

20.      SUCCESSORS

This Agreement shall be binding upon,inure to the benefit of and be enforceable by and against the respective heir, legal representatives, successors and assigns of each party to this Agreement.

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21.      NON WAIVER

No failure by either party to insist upon strict compliance with any term of this Agreement to exercise any option, enforce any right to seek any remedy upon any default of the other party shall affect, or constitute a waiver of the first party's right to insist upon such strict compliance, exercise that option, enforce that right or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provisions of this Agreement affect, or constitute a waiver of, either party's right to demand strict compliance with all provisions of this Agreement.

22.      VALIDITY

This Agreement shall be valid and enforceable only after it has been signed by both the employee and an authorized executive officer of the Company.



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                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed and shall be effective this 7 day of January, 1992.

         EMPLOYEE: Kevin T. Costello             TEAM AMERICA CORPORATION


         /s/ Kevin T. Costello                   BY: /s/ Richard C. Schilg
         ------------------------------              ---------------------------
         Signature
                                                     Richard C. Schilg
                                                 -------------------------------
                                                 Name

                                                     President
                                                 -------------------------------
                                                 Title

         Witness:                                Witness:

         /s/ E. Darlene Roar                     /s/ E. Darlene Roar
         ------------------------------          -------------------------------
         Signature                               Signature


                           ACKNOWLEDGEMENT AND RECEIPT

The Employee hereby acknowledges receipt of the additional consideration provided the Employee at the signing of this agreement pursuant to Section 11. of this agreement.

         EMPLOYEE /s/ Kevin T. Costello          Witness
                  ---------------------

         /s/ Kevin T. Costello                   /s/ E. Darlene Roar
         ------------------------------          -------------------------------
         Signature                               Signature


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                                   SCHEDULE A

                     AGENT ADDENDUM AND COMMISSION AGREEMENT

                (Additional compensation to Employment Agreement)

1.       DUTIES AND RESPONSIBILITIES

A. Prospecting - The Agent shall make every effort to contact sufficient prospective clients, as necessary, based on the skill level, closing ratio's and experience of the Agent so as to provide sufficient activity to achieve the goals and objectives set by the Agent and the Company and so as to meet the minimum level of Validation required by this Agreement.

B. Sales - The Agent will follow all procedures outlined in the Company's Sales Training, implementing and utilizing the sales processes developed by the Company in the selling of the Company's service.

C. New Clients - The Agent shall be responsible for the enrollment of the Client into the Company's service. This will include:

         1. Securing a signed Application for Client Services from the Client and addressing all questions and concerns of both the Client and the Company, including acquiring all data necessary to properly underwrite the Client including medical, financial and employment information, and;

         2. Upon acceptance of the Client by the Company, the Agent shall conduct a pre-enrollment with the Client where the Agent will secure a signed contract for services and explain Company policy and procedures, as well as schedule an enrollment meeting or meetings with the Client's employees.

D. New Employees - The Agent will then be responsible to conduct the enrollment process with the employees, arranging times, places and people to attend and conduct the enrollment according to Company policy and Procedure. The Agent shall secure all necessary forms from the employees and complete such forms and then forward them to the Company, duplicating certain forms for the Agents records. Where possible, depending on location to the Company's regional offices, the Agent should strive to include a member of the personnel department of the Company at these enrollment meetings.

E. Payroll - The Agent shall assist the Company's payroll department to the extent necessary to assure that the Client is sufficiently instructed in the procedures of the Company in gathering and transmitting payroll data, and so as to ensure the

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         efficient administration of the Client's payroll function. This may include collection of the payroll data in the beginning, but training should occur with the Client so as to assist the Company and Client in this process and assist the Client in meeting deadlines established by the Company.

F. Handbooks - The Agent will assist the Client in completing handbook questionnaires provided by the Company and communicate with the Company's Personnel Department the needs of the Client. The Agent will also deliver such completed handbooks to the Client when the Company's Personnel Department has completed such, and secure signed receipts of the employees having been given the handbooks and return such signed receipts to the Company's Personnel Department.

G. Bulletin Boards - The Agent shall install and maintain current the Client's bulletin board, provided to the Client by the Company's Personnel Department.

H. Job Placement - The Agent shall provide the Client assistance with job placement as needed. Primarily this responsibility rests with the Company's Personnel Department, but where the Agent and Client's location is not close enough to provide the service through the Company's Personnel Department, the responsibility rests with the Agent. This involves securing a job description from the Client and then includes the placement of ads in local newspapers' according to Company Policy, providing the phone number of the agent, securing applications for employment from candidates, interviewing candidates and arranging meetings with the Client and the strongest candidates. The Agent will then verify background information on selected candidates for the position and enroll the new employee according to Company policy.

I. Communications - The Agent will be responsible to communicate with the Client, directives and communications that may from time to time be necessary, as well as to all employees at the Client locations. The Agent will be responsible to make themselves available to the Clients and employees as necessary to answer questions about their employment or benefits with the Company. The Agent will direct most questions to the Company's appropriate departments, providing the client and employees with appropriate names and numbers, but may be required to assist them with problems or concerns as they may develop.

J. Collection - The Agent shall be responsible for collection of Client invoices to the extent necessary to assure prompt collection of all invoices. The Agent shall endeavor to establish the Client on a draft of their business accounts established with the Company's Accounting Department or shall endeavor to establish a reputable wire transfer of funds required. If the Agent is unable to establish these forms of payment then the Agent shall be responsible to deliver the Client invoice with collection on a C.O.D. basis with payment in good funds. If the Agent is

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         unable to secure any of these above methods, the Agent will collect a deposit equal to one weekly invoice, which the Company will securely hold to insure the client's obligations are met under the contract. The deposit should be submitted to the Company prior to the Client being effective and before the first payroll is run. This should be indicated in the Application for Client Services. The deposit must be made 50% at that time and the remainder shall be added to the Client's invoices over no more that 52 weeks.

K. Payroll Delivery - The Agent shall be responsible to deliver all paychecks to employees. The Agent can accomplish this with many methods. The Company will U.S. mail the checks to employees as a preferred method having established as many employees on direct deposit as possible, or the Agent may overnight checks to job sites where necessary, but should endeavor to use two day priority mail when possible. If proper collection arrangements are established with the Client and invoices are paid in full a local delivery service can be used to deliver paychecks to the employee job sites.

The Agent shall endeavor to place as much of the service tasks of the Client with the respective departments within the Company as possible, but the Agent will always be ultimately responsible for the Client and employee's satisfaction with the Company. There can be no doubt about this fact and no buck passing of blame can occur. The Agent is the one always in the best position to assure the Client's satisfaction.

2.       COMPENSATION

The Company shall pay the Agent, as full compensation for the Agent's services, salary (as provided in the Employment Agreement attached hereto), commissions and bonuses. In addition, the Agent shall be entitled to such fringe benefits and prerequisites as may be provided generally for the Company's personnel pursuant to policies established from time to time by the Company. Except as otherwise specified, payment of accrued commissions or other compensation will be made at such times and in such manner as the Company considers appropriate for the efficient administration of this Agreement. The Company may, in its discretion, increase or reduce such compensation from time-to-time. Such compensation shall be payable to the Agent as follows:

B.       Commissions

         Sales and service commissions are payable on gross Payrolls, not including administration fees, employer taxes and benefit costs sold and serviced by the Agent under contract for client services which are paid in full and are accepted by the Company.

         Except as provided otherwise, by Company permission, sales and service commissions will be payable only to the Agent whose name appears as the Agent

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
         of Record for the employee leasing contract with the Company or on other contracts mentioned in the Exclusions and Modifications part of this section. In addition, Service commissions will become payable to an Agent if the Company, in its sole discretion, upon written notice, changes the Agent of Record and assigns the contract to the Agent for servicing and shall notify the Agent the date to which the commission shall be payable. The Agent will cease to be entitled to service commissions if another Agent is designated as Agent of Record with respect to a contract assigned or procured by the Agent, or if at the sole discretion of the Company, the Company reassigns a contract for servicing to another Agent.

         1. Rates: The following commissions apply to gross payroll as described above:

                  Sales Commissions.............25% (one quarter of one percent)

                  Service Commissions...........25% (one quarter of one percent)

         2. Exclusions and Modifications: The rate of commission payable on contracts for employee leasing, other than those included in the above such as special contracts issued for administrative services only; or other contracts for services other than for employee leasing; or for contracts for employee leasing issued at other than the Company's normal fees; or on special contracts issued other than at the Company's normal commission rates shall be as determined by the Company. The Company reserves the right to change the commission schedule applicable to any contract from time to time upon written notice; however, no such change shall apply to any contract procured and accepted by the Company prior to the effective date of the change.

         3. Vesting: Upon termination of this Agreement for any reason other than for cause, sales commissions shall be payable in accordance with the terms and conditions of this Agreement by the Company after the termination date. In the event of the death of the Agent, commissions shall be payable to the spouse or designated beneficiary named in Schedule C attached hereto to the extent that they would have been paid to the Agent. At the death of the beneficiary, all commission payments shall cease. However, payments to beneficiaries named shall not exceed ten (10) years, and shall be paid at a frequency established by the Company for the effective administration of this provision. No vesting shall occur with respect to Service commissions. Service commissions are paid only for services rendered by the agent during the term of this agreement.


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
                  The number of years vested sales commissions shall be payable beyond the termination date is as follows:

        # of Employees Sold Under                      # Of Years Vested
             The Term Of This                       Commissions Will Be Paid
                Agreement

                   200                                        1
                   400                                        2
                   600                                        3
                   800                                        4
                  1000                                        5
                  1200                                        6
                  1400                                        7
                  1600                                        8
                  1800                                        9
                  2000                                        Life


         4. Validation: The Agent will cease to be entitled to Sales Commissions if any six (6) month period lapses during which the Agent fails to sell at least one (1) new signed and accepted client contract for the Company under which that contract or in combination with other new contracts obtains fifty (50) new employees or $50,000 of gross payrolls monthly excluding administrative fees, employer taxes and benefit costs for the company under such contracts.

                  If the Agent fails in this Section a., then commissions shall be paid only in accordance with the vesting provisions contained in this Schedule until such time as the failure is corrected and the Sales Agent fulfills the six (6) month requirement.

C.       Bonuses

         New Employee Enrollment Bonus - The Agent shall be paid a new employee enrollment bonus equal to $100.00 per new full time employee and $50.00 per new part time employee.

         The Bonus will be paid in fifty-two (52) or twenty six (26) weekly installments as an earned bonus and will be advanceable to the Agent on a loan basis at the following occurrences:

         1. 25% of the annualized bonus can be advanced when the Company receives and accepts an Application for Client Services, under which the

                  Client has agreed by signing the Application and has an enrollment meeting scheduled with the Agent.

         2. 25% of the annualized bonus can be advanced when the enrollment has occurred and the Agent has completed all necessary forms from the enrollment including a signed Client Contract.

         3. 50% of the annualized bonus (the remaining balance) can be advanced to the Agent when the first payroll is run and paid in full by the Client.

         Under no circumstances can the annualized bonuses advanced exceed $10,000 in any calendar year except with company permission in writing.

         If a client contract sold under this agreement terminates during the first year, the contract is in force, then a charge back of the bonus advanced will occur against future bonuses earned under this schedule. The contract will be measured as to the period of time it was in force against the one year period and a proportionate share of the bonus will be charged for the unearned bonus. This will be measured by the frequency of client payroll invoices. Example: 1/52 or 1/26 for each paid invoice of earned bonus.

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
                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have hereto caused this Schedule A (Agent Addendum to Employment Agreement attached hereto) to be executed and shall be effective this 7th day of January, 1992.

         EMPLOYEE: Kevin T. Costello             TEAM AMERICA CORPORATION


         /s/ Kevin T. Costello                   BY: /s/ Richard C. Schilg
         -------------------------                   ---------------------------
         Signature
                                                   Richard C. Schilg
                                                 -------------------------------
                                                 Name

                                                   President
                                                 -------------------------------
                                                 Title

         Witness:                                Witness:

         /s/ E. Darlene Roar                     /s/ E. Darlene Roar
         -------------------------               -------------------------------
         Signature                               Signature

                                   SCHEDULE C

                 BENEFICIARY ASSIGNMENT (OF VESTED COMMISSIONS)

1.       Designated Beneficiaries

         a.       First Beneficiary

                  Full Name                            Relationship To Agent         Date of Birth

                  /s/ Anne M. Costello                 Wife                          5/3/50

         b.       Contingent Beneficiary (if
                  first is deceased at Agent's Death)

                  Full Name                            Relationship To Agent         Date of Birth

                  /s/ K. Thomas Costello               Son                           12/7/75
                  --------------------------           ---------------               --------------

                  --------------------------           ---------------               --------------

                  --------------------------           ---------------               --------------



2.       Change Of Beneficiary

         Unless an irrevocable Beneficiary has been named, you have the right to change the Beneficiary. Changes must be made in writing to the Company. It will take effect the day you sign it. If an irrevocable Beneficiary has been named, that Beneficiary must agree in writing to any change.

3.       Maximum Term Of Payment Of Vested Commissions

         The years that the Beneficiary will receive Vested Commissions upon the Death of the Agent, shall be for the number of years that the Agent would have received Vested Commission; but if the Agent was Vested for life, then the maximum number of years that a beneficiary will receive Vested Commissions shall be ten (10) years.

4.       Death Of Beneficiary

         At the death of the Beneficiary, all Vested Commissions will cease.

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have hereto caused this Schedule C (Beneficiary Assignment to Agent and Management Commission Addendum attached hereto) to be executed and shall be effective this 7 day of January, 1992.

         EMPLOYEE: Kevin T. Costello             TEAM AMERICA CORPORATION


         /s/ Kevin T. Costello                   BY: /s/ Richard C. Schilg
         ------------------------------              ---------------------------
         Signature
                                                   Richard C. Schilg
         ------------------------------          -------------------------------
                                                 Name

                                                   President
         ------------------------------          -------------------------------
                                                 Title

         Witness:                                Witness:

         /s/ E. Darlene Roar                     /s/ E. Darlene Roar
         ------------------------------          -------------------------------
         Signature                               Signature